UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

ROI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 825-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD.

ROI Acquisition Corp. (the “Company”) issued a press release on May 20, 2013 announcing that the Company’s sponsor, Clinton Magnolia Master Fund, Ltd., and an affiliate of the Company’s sponsor, Clinton Spotlight Master Fund, L.P., will purchase an aggregate of 1.65 million shares of the Company’s common stock in connection with the Company’s proposed acquisition (the “Business Combination”) of EveryWare Global, Inc. (“EveryWare”).

Such purchases will be made (i) at the time of the closing of the Business Combination directly from the Company in private placement transactions at a purchase price of $10.00 per share, and/or (ii) prior to the stockholder vote on the Business Combination in one or more private transactions from certain of the Company’s public stockholders who had previously exercised their right to request redemption of their shares of the Company’s common stock in connection with the Business Combination and who will withdraw such redemption requests prior to the stockholder vote, at a purchase price of $10.00 per share, or a combination of the foregoing. At least 600,000 of the shares being purchased will be acquired from the Company in a private placement transaction.

All of the shares purchased by the Company’s sponsor or its affiliate will be subject to a 180-day lock-up on the same terms as the lock-up on the shares being issued by the Company to the stockholders of EveryWare in the Business Combination.

Any common stock sold by the Company in private placement transactions will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The proceeds from any such private placements will be used by the Company to fund a portion of the purchase price in the Business Combination. Any purchases from public stockholders will be made directly from such holders and will not be effected from or through a broker or dealer, on a securities exchange, or through an inter-dealer quotation system or electronic communications network. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 8.01 Other Events.

See Item 7.01.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information About the Business Combination and Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a proxy statement and prospectus in connection with the Business Combination and has mailed a definitive proxy statement/prospectus and other relevant documents to its stockholders and public warrantholders.  The Company’s stockholders, public warrantholders and other interested persons are advised to read the preliminary proxy statement/prospectus and any amendments thereto in connection with the Company’s solicitation of proxies for its stockholders’ and public warrantholders’ meetings to be held to, among other things, approve the Business Combination because the proxy statement/prospectus contains important information about the Company, EveryWare and the Business Combination. The definitive proxy statement/prospectus was mailed to stockholders and public warrantholders of record of the Company as of April 15, 2013. Stockholders and public warrantholders will also be able to obtain copies of the proxy statement/prospectus, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: ROI Acquisition Corp., 601 Lexington Avenue, 51st Floor, New York, New York 10022, Attn.: Joseph A. De Perio, President.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders and public warrantholders with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s Registration Statement and the definitive proxy statement/prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1*	Press Release, dated May 20, 2013.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROI Acquisition Corp.
Dated: May 20, 2013	By: /s/ Thomas J. Baldwin
Name: Thomas J. Baldwin Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release, dated May 20, 2013.
* Filed herewith.